Exhibit 99.1
AirSculpt Technologies Reports Double Digit Revenue Growth for the Fourth Quarter and Full Year 2023
MIAMI BEACH, Fla., February 27, 2024 (GLOBE NEWSWIRE) – AirSculpt Technologies, Inc. (NASDAQ:AIRS)(“AirSculpt” or the “Company”), a national provider of premium body contouring procedures, today announced results for the fourth quarter and full year ended December 31, 2023.

•Fourth quarter revenue increased 17.0% to $47.6 million and full year increased 16.1% to $195.9 million from the prior year periods
•Fourth quarter net loss improved $2.6 million to $4.6 million and full year net loss improved $10.2 million to $4.5 million loss as compared to the prior year periods
•Fourth quarter adjusted EBITDA rose 27.9% to $10.1 million, and full year adjusted EBITDA rose 11.2% to $43.2 million, from the prior year periods
•Fourth quarter diluted loss per share of $(0.08) and full year diluted loss per share of $(0.08) an improvement of $0.05 and $0.18 from the fourth quarter and full year 2022
•Ended the year with 27 facilities compared to 22 facilities and grew revenue per case in the fourth quarter and full year over the prior periods
"We are pleased with our fourth quarter results highlighted by growth of 17% in revenue and 28% in adjusted EBITDA as compared to the fourth quarter in 2022,” said Todd Magazine, Chief Executive Officer of AirSculpt. “Our robust top line performance continues to be driven by our de novo locations that opened over the last two years, with our 2023 centers ramping faster than their budgeted objectives. The year saw excellent progress toward our strategies of increasing AirSculpt brand recognition, accelerating our store openings and expanding our profit margins as we scale our business both domestically and internationally. To this end, the year saw us increase brand awareness by 30%, open five locations—the most in our history—and expand Adjusted EBITDA margin to 22.1%.

Our adjusted EBITDA margin for the quarter was 21.2% , a 180 basis point improvement over the prior year period which is the result of our increased focus on cost management. Importantly our margin expansion would have been even more substantial, but we decided late in the quarter to make additional awareness-building investments as this initiative continues to achieve its objective of driving brand recognition. We enter 2024 very optimistic about our growth potential, both in existing and new markets. We look forward to another strong year of double-digit revenue and adjusted EBITDA growth in 2024.”
Fourth Quarter 2023 Results
Case volume was 3,680 for the fourth quarter of 2023, representing growth of 10.3% over the prior year period case volume of 3,337. Revenue for the fourth quarter of 2023 increased by 17.0% to $47.6 million from $40.7 million in the prior year period. Net loss for the quarter was $(4.6) million compared to $(7.2) million in the prior year period. The Company’s adjusted EBITDA for the quarter was $10.1 million compared to $7.9 million for the prior year period. For the three months ended December 31, 2023 and 2022, pre-opening de novo and relocation costs were $0.1 million and $1.1 million, respectively.
Full Year 2023 Results
Case volume was 14,932 for the full year 2023, representing growth of 14.3% over the prior year case volume of 13,063. Revenue for the full year 2023 increased by 16.1% to $195.9 million from $168.8 million in the prior year period. Net loss for the full year 2023 was $(4.5) million compared to a net loss of $(14.7) million in the prior year period. For the twelve months ended December 31, 2023, the Company’s adjusted EBITDA was $43.2 million compared to $38.9 million for the prior year period. For the twelve months ended December 31, 2023 and 2022, pre-opening de novo and relocation costs were $3.3 million and $4.3 million, respectively.
2024 Outlook
The Company projects full year 2024 revenue and adjusted EBITDA guidance as follows:
•Revenues of approximately $220 million
•Adjusted EBITDA of approximately $50 million
•Adjusted EBITDA to cash flow from operations conversion ratio of approximately 65% (1)

•Six new centers to open in the second half of 2024
For additional information on forward-looking statements, see the section titled "Forward-Looking Statements" below.
(1) Calculated as cash flow from operating activities divided by Adjusted EBITDA.
Liquidity
As of December 31, 2023, the Company had $10.3 million in cash and cash equivalents and $5.0 million of borrowing capacity under its revolving credit facility. The Company generated $4.9 million and $24.0 million in operating cash flow for the three and twelve months ended December 31, 2023, respectively, compared to $6.6 million and $24.4 million for the same periods of 2022.
Conference Call Information
AirSculpt will hold a conference call today, February 27, 2024 at 8:30 am (Eastern Time). The conference call can be accessed by dialing 1-877-407-9716 (toll-free domestic) or 1-201-493-6779 (international) using the conference ID 13743630 or by visiting the link below to request a return call for instant telephone access to the event.
https://callme.viavid.com/viavid/?$Y2FsbG1lPXRydWUmcGFzc2NvZGU9MTM3MjUxMTYmaD10cnVlJmluZm89Y29tcGFueSZyPXRydWUmQj02

The live webcast may be accessed via the investor relations section of the AirSculpt Technologies website at https://investors.elitebodysculpture.com. A replay of the webcast will be available for approximately 90 days following the call.
To learn more about AirSculpt Technologies, please visit the Company's website at https://investors.elitebodysculpture.com. AirSculpt Technologies uses its website as a channel of distribution for material Company information. Financial and other material information regarding AirSculpt Technologies is routinely posted on the Company's website and is readily accessible.
About AirSculpt
AirSculpt is a next-generation body contouring treatment designed to optimize both comfort and precision, available exclusively at AirSculpt offices. The minimally invasive procedure removes fat and tightens skin, while sculpting targeted areas of the body, allowing for quick healing with minimal bruising, tighter skin, and precise results.
Forward-Looking Statements
This press release contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements, which are subject to risks, uncertainties, and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies, and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. You are cautioned that there are important risks and uncertainties, many of which are beyond our control, that could cause our actual results, level of activity, performance, or achievements to differ materially from the projected results, level of activity, performance or achievements that are expressed or implied by such forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements, including those factors discussed in the section titled “Risk Factors” in our Annual Report on Form 10-K.
Our future results could be affected by a variety of other factors, including, but not limited to, failure to open and operate new centers in a timely and cost-effective manner; inability to open new centers due to rising interest rates and increased operating expenses due to rising inflation; increased competition in the weight loss and obseity solutions market, including as a result of the recent regulatory approval, increased market acceptance, availability and customer awareness of weight-loss drugs; shortages or quality control issues with third-party manufacturers or suppliers; competition for surgeons; litigation or medical malpractice claims; inability to protect the confidentiality of our proprietary information; changes in the laws governing the corporate practice of medicine or fee-splitting; changes in the regulatory, macroeconomic conditions, including inflation and the threat of recession, economic and other conditions of the states and jurisdictions where our facilities are located; and business disruption or other losses from war, pandemic, terrorist acts or political unrest.
The risk factors discussed in “Item 1A. Risk Factors” in our Annual Report on Form 10-K and in other filings we make from time to time with the U.S. Securities and Exchange Commission could cause our results to differ materially from those expressed in the forward-looking statements made in this press release.
There also may be other risks and uncertainties that are currently unknown to us or that we are unable to predict at this time.
Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Forward-looking statements represent our estimates and assumptions only as of the date they were made, which are inherently subject to change, and we are under no duty and we assume no obligation to update any of these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated after the date of this press release to conform our prior statements to actual results or revised expectations, except as required by law. Given these uncertainties, investors should not place undue reliance on these forward-looking statements.
Use of Non-GAAP Financial Measures
The Company reports financial results in accordance with generally accepted accounting principles in the United States (“GAAP”), however, the Company believes the evaluation of ongoing operating results may be enhanced by a presentation of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Net Income per Share, which are non-GAAP financial measures. Although the Company provides guidance for Adjusted EBITDA, it is not able to provide guidance for net income, the most directly comparable GAAP measure. Certain elements of the composition of net income, including equity-based compensation, are not predictable, making it impractical for us to provide guidance on net income or to reconcile our Adjusted EBITDA guidance to net income without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information regarding net income, which could be material to future results.
These non-GAAP financial measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as supplemental measures of the Company's performance that management believes may enhance the evaluation of the Company's ongoing operating results. These non-GAAP financial measures are not presented in accordance with GAAP, and the Company’s computation of these non-GAAP financial measures may vary from similar measures used by other companies. These measures have limitations as an analytical tool and should not be considered in isolation or as a substitute or alternative to revenue, net income, operating income, cash flows from operating activities, total indebtedness or any other measures of operating performance, liquidity or indebtedness derived in accordance with GAAP.

AirSculpt Technologies, Inc. and Subsidiaries
Selected Consolidated Financial Data
(Dollars in thousands, except shares and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenue	$47,608	$40,704	$195,917	$168,794
Operating expenses:
Cost of service	17,868	15,739	74,012	62,781
Selling, general and administrative	25,576	27,844	102,381	101,418
Loss on debt modification	—	932	—	932
Depreciation and amortization	2,774	2,219	10,253	8,061
(Gain)/loss on disposal of long-lived assets	(14)	(68)	(212)	147
Total operating expenses	46,204	46,666	186,434	173,339
Income/(loss) from operations	1,404	(5,962)	9,483	(4,545)
Interest expense, net	1,023	1,930	6,485	6,751
Pre-tax net (loss)/income	381	(7,892)	2,998	(11,296)
Income tax expense/(benefit)	4,955	(700)	7,477	3,383
Net loss	$(4,574)	$(7,192)	$(4,479)	$(14,679)

Loss per share of common stock
Basic	$(0.08)	$(0.13)	$(0.08)	$(0.26)
Diluted	$(0.08)	$(0.13)	$(0.08)	$(0.26)
Weighted average shares outstanding
Basic	57,132,355	55,993,576	56,778,793	55,684,701
Diluted	57,132,355	55,993,576	56,778,793	55,684,701

AirSculpt Technologies, Inc. and Subsidiaries
Selected Financial and Operating Data
(Dollars in thousands, except per case amounts)

	December 31, 2023	December 31, 2022
Balance Sheet Data (at period end):
Cash and cash equivalents	$10,262	$9,616
Total current assets	15,961	16,676
Total assets	$204,019	$200,759

Current portion of long-term debt	$2,125	$2,125
Deferred revenue and patient deposits	1,463	2,358
Total current liabilities	20,315	22,318
Long-term debt, net	69,503	81,420
Total liabilities	$120,027	$129,993

Total stockholders’ equity	$83,992	$70,766

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Cash Flow Data:
Net cash provided by (used in):
Operating activities	$4,866	$6,640	$23,956	$24,447
Investing activities	(1,827)	(2,195)	(9,919)	(12,921)
Financing activities	(1,437)	(2,429)	(13,391)	(27,257)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Other Data:
Number of facilities	27	22	27	22
Number of total procedure rooms	57	47	57	47

Cases	3,680	3,337	14,932	13,063
Revenue per case	$12,937	$12,198	$13,121	$12,922
Adjusted EBITDA (1) (3)	$10,093	$7,890	$43,236	$38,894
Adjusted EBITDA margin (2)	21.2%	19.4%	22.1%	23.0%
(1) A reconciliation of this non-GAAP financial measure appears below.
(2) Defined as Adjusted EBITDA as a percentage of revenue.
(3) For the three months ended December 31, 2023 and 2022, pre-opening de novo and relocation costs were $0.1 million and $1.1 million, respectively. For the twelve months ended December 31, 2023 and 2022, pre-opening de novo and relocation costs were $3.3 million and $4.3 million, respectively.

AirSculpt Technologies, Inc. and Subsidiaries
Supplemental Information
(Dollars in thousands, except per case amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Same-center Information (1):
Cases	3,085	3,315	12,859	13,041
Case growth	(6.9)%	N/A	(1.4)%	N/A
Revenue per case	$12,882	$12,194	$13,114	$12,923
Revenue per case growth	5.6%	N/A	1.5%	N/A
Number of facilities	21	21	21	21
Number of total procedure rooms	45	45	45	45

(1) For the three months ended December 31, 2023 and 2022, we define same-center case and revenue growth as the growth in each of our cases and revenue at facilities that have been owned and operated for at least twelve months as of December 31, 2023. We define same-center facilities and procedure rooms as facilities and procedure rooms that have been owned or operated for at least twelve months as of December 31, 2023.

For the twelve months ended December 31, 2023 and 2022, we define same-center case and revenue growth as the growth in each of our cases and revenue at facilities that have been owned and operated for at least twelve months as of December 31, 2023. We define same-center facilities and procedure rooms as facilities and procedure rooms that have been owned or operated for at least twelve months as of December 31, 2023.

AirSculpt Technologies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands)
We report our financial results in accordance with GAAP, however, management believes the evaluation of our ongoing operating results may be enhanced by a presentation of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Net Income per Share, which are non-GAAP financial measures.
We define Adjusted EBITDA as net loss excluding depreciation and amortization, net interest expense, income tax expense/(benefit), restructuring and related severance costs, IPO related costs, (gain)/loss on disposal of long-lived assets, loss on debt modification, and equity-based compensation.
We define Adjusted Net Income as net loss excluding restructuring and related severance costs, IPO related costs, (gain)/loss on disposal of long-lived assets, loss on debt modification, equity-based compensation and the tax effect of these adjustments.
We include Adjusted EBITDA and Adjusted Net Income because they are important measures on which our management assesses and believes investors should assess our operating performance. We consider Adjusted EBITDA and Adjusted Net Income each to be an important measure because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis. Adjusted EBITDA has limitations as an analytical tool including: (i) Adjusted EBITDA does not include results from equity-based compensation and (ii) Adjusted EBITDA does not reflect interest expense on our debt or the cash requirements necessary to service interest or principal payments. Adjusted Net Income has limitations as an analytical tool because it does not include results from equity-based compensation.
We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue. We define Adjusted Net Income per Share as Adjusted Net Income divided by weighted average basic and diluted shares. We included Adjusted EBITDA Margin and Adjusted Net Income per Share because they are important measures on which our management assesses and believes investors should assess our operating performance. We consider Adjusted EBITDA Margin and Adjusted Net Income per Share to be important measures because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis.
The following table reconciles Adjusted EBITDA and Adjusted EBITDA Margin to net loss, the most directly comparable GAAP financial measure:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net loss	$(4,574)	$(7,192)	$(4,479)	$(14,679)
Plus
Equity-based compensation	4,741	7,496	18,224	29,457
Loss on debt modification	—	932	—	932
IPO related costs	—	—	—	731
Restructuring and related severance costs	1,188	3,273	5,488	4,111
Depreciation and amortization	2,774	2,219	10,253	8,061
(Gain)/loss on disposal of long-lived assets	(14)	(68)	(212)	147
Interest expense, net	1,023	1,930	6,485	6,751
Income tax expense/(benefit)	4,955	(700)	7,477	3,383
Adjusted EBITDA	$10,093	$7,890	$43,236	$38,894
Adjusted EBITDA Margin	21.2%	19.4%	22.1%	23.0%

For the three months ended December 31, 2023 and 2022, pre-opening de novo and relocation costs were $0.1 million and $1.1 million, respectively. For the twelve months ended December 31, 2023 and 2022, pre-opening de novo and relocation costs were $3.3 million and $4.3 million, respectively.

AirSculpt Technologies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands)
The following table reconciles Adjusted Net Income and Adjusted Net Income per Share to net loss, the most directly comparable GAAP financial measure:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net loss	$(4,574)	$(7,192)	$(4,479)	$(14,679)
Plus
Equity-based compensation	4,741	7,496	18,224	29,457
Loss on debt modification	—	932	—	932
IPO related costs	—	—	—	731
Restructuring and related severance costs	1,188	3,273	5,488	4,111
(Gain)/loss on disposal of long-lived assets	(14)	(68)	(212)	147
Tax effect of adjustments	(653)	(1,238)	(2,732)	(2,195)
Adjusted net income	$688	$3,203	$16,289	$18,504

Adjusted net income per share of common stock (1)
Basic	$0.01	$0.06	$0.29	$0.33
Diluted	$0.01	$0.05	$0.28	$0.32
Weighted average shares outstanding
Basic	57,132,355	55,993,576	56,778,793	55,684,701
Diluted	58,134,210	58,240,850	57,611,469	57,918,005
(1)    Diluted Adjusted Net Income Per Share is computed by dividing adjusted net income by the weighted-average number of shares of common stock outstanding adjusted for the dilutive effect of all potential shares of common stock.

Investor Contact
Steven Halper
LifeSci Advisors
investors@elitebodysculpture.com

Media Contact
Stephanie Evans Greene
Chief Marketing Officer
AirSculpt Technologies, Inc.
sevansgreene@elitebodysculpture.com